UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported):

December 6, 2004

Commission	Registrant; State of Incorporation	IRS Employer
File Number	Address; and Telephone Number	Identification No.

001-09057	WISCONSIN ENERGY CORPORATION	39-1391525
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2949
Milwaukee, WI 53201
(414) 221-2345

001-01245	WISCONSIN ELECTRIC POWER COMPANY	39-0476280
(A Wisconsin Corporation)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

001-07530	WISCONSIN GAS LLC	39-1391525
(A Wisconsin Limited Liability Company)
231 West Michigan Street
P.O. Box 2046
Milwaukee, WI 53201
(414) 221-2345

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

WISCONSIN ENERGY CORPORATION
WISCONSIN ELECTRIC POWER COMPANY
WISCONSIN GAS LLC

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On December 6, 2004, the Compensation Committee of the Board of Directors of Wisconsin Energy Corporation ("Wisconsin Energy") approved the Wisconsin Energy Corporation Performance Unit Plan (the "Plan"). In 2005, awards of Performance Units under this Plan will be made in lieu of awards of Performance Shares under Wisconsin Energy's 1993 Omnibus Stock Incentive Plan, as amended, which were made in 2004. The material terms and conditions of the Performance Units awarded under the Plan are substantially similar to the material terms and conditions of the Performance Shares, except that, upon vesting, the Performance Units are settled in cash while the Performance Shares are settled in Wisconsin Energy common stock. A description of the material terms of the Plan follows. Unless otherwise defined herein, capitalized terms have the meanings ascribed to them in the Plan, a copy of which is attached hereto as Exhibit 10.1.

Key employees of Wisconsin Energy and its subsidiaries are eligible to participate in and receive grants of Performance Units under the Plan. A Performance Unit is a right to receive a cash payment from Wisconsin Energy that is based upon the value of shares of Wisconsin Energy's common stock and is contingent on Wisconsin Energy's Total Shareholder Return during a three-year performance period. The Compensation Committee will administer the Plan.

Except as discussed below, Performance Units vest based upon Wisconsin Energy's rank in Total Shareholder Return over the three-year performance period relative to selected benchmark electric utilities with similar long-term strategies selected by the Compensation Committee. Initially, the benchmark utilities are: Allegheny Energy, Inc.; Alliant Energy Corporation; Ameren Corporation; American Electric Power Company; Avista Corporation; Cinergy Corporation; Consolidated Edison Inc.; DTE Energy Corporation; Energy East Corporation; Entergy Corporation; Exelon Corporation; FirstEnergy Corporation; FPL Group, Inc.; Nisource, Inc.; Northeast Utilities; NSTAR; OGE Energy Corporation; Pinnacle West Capital Corporation; Pepco Holdings; Progress Energy; Public Service Enterprise Group; Puget Sound Energy, Inc.; SCANA Corporation; Sempra Energy; Sierra Pacific Resources; Southern Company; Westar Energy Incorporated; Wisconsin Energy Corporation; WPS Resources Corporation; and Xcel Energy. The regular vesting schedule for the Performance Units is as set forth in the following schedule:

Percentile Rank	Vesting %
<25th Percentile	0%
25th Percentile	25%
Target (50th Percentile)	100%
75th Percentile	125%
90th Percentile or above	175%

Changes to the percentile rank calculations may be made to reflect corporate transactions affecting the benchmark utilities. If Wisconsin Energy's percentile rank is between the benchmarks identified above, the vesting percentage will be determined by interpolating the appropriate vesting percentage. In addition, except as discussed below, unvested Performance Units are immediately forfeited upon a Plan participant's cessation of employment with Wisconsin Energy or its subsidiaries prior to completion of the three-year performance period.

The Performance Units will vest immediately at the Target 100% rate upon (i) the termination of the Plan participant's employment by reason of Disability or death or (ii) a Change in Control of Wisconsin Energy while the Plan participant is employed by Wisconsin Energy or its subsidiaries. In addition, a prorated number of Performance Units will vest upon the termination of employment of the Plan participant by reason of Retirement prior to the end of the three-year performance period.

Plan participants will receive a cash dividend when Wisconsin Energy declares a dividend on its common stock in an amount equal to the number of Performance Units granted to the participant at the Target 100% rate multiplied by the amount of the dividend paid on a share of common stock.

Plan participants will not, by reason of the grant of Performance Units under the Plan, have any rights of a shareholder of Wisconsin Energy and will not have any voting rights with respect to any Performance Units. The Performance Units are not transferable otherwise than by will or the laws of descent and distribution. The number of Performance Units granted to a Plan participant may be adjusted by the Compensation Committee in the event of any merger, reorganization, consolidation, recapitalization, liquidation, stock dividend, split-up, share combination, or other change in the corporate structure of Wisconsin Energy affecting its common stock.

The Compensation Committee may, in its sole discretion, amend, suspend or terminate the Plan at any time, provided that no such action may materially adversely effect any right of any Plan participant with respect to any Performance Units without the Plan participant's written consent.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

(c)   Exhibits

        10.1  Wisconsin Energy Corporation Performance Unit Plan.

        10.2  Form of award of Performance Units under the Wisconsin Energy Corporation
                 Performance Unit Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each of the registrants has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WISCONSIN ENERGY CORPORATION
(Registrant)

/s/ STEPHEN P. DICKSON
Date: December 10, 2004	Stephen P. Dickson -- Controller and
Chief Accounting Officer

WISCONSIN ELECTRIC POWER COMPANY
(Registrant)

/s/ STEPHEN P. DICKSON
Date: December 10, 2004	Stephen P. Dickson -- Controller and
Chief Accounting Officer

WISCONSIN GAS LLC
(Registrant)

/s/ STEPHEN P. DICKSON
Date: December 10, 2004	Stephen P. Dickson -- Controller and
Chief Accounting Officer